Exhibit 99.2
SELECTQUOTE ANNOUNCES EXPANSION INTO HEALTHCARE SERVICES WITH LAUNCH OF POPULATION HEALTH

Acquires 100% of specialized medication management pharmacy Express Med Pharmaceuticals
Company to Host Conference Call at 10:30 AM ET today

OVERLAND PARK, KAN. (May 3, 2021) - SelectQuote, Inc. (NYSE: SLQT) introduces Population Health, its new healthcare services company, which will focus on providing seniors with an actively managed, high-touch consumer journey focused on improving medication adherence, health literacy and patient engagement. Partnerships with leading Value-Based Primary Care providers and a specialized medication management pharmacy are the foundational pillars of Population Health.

Launch of Population Health
According to the Center for Medicare and Medicaid Services, low health literacy costs Medicare an estimated $25 billion each year, while research from the Centers for Disease Control and Prevention shows almost half of seniors need more information and assistance to better manage their care. Each year, there are over 1.5 million preventable medication-related adverse effects according to The Journal of the American Pharmacists Association, and the Network for Excellence in Health Innovation estimates $100 billion in hospitalization costs attributable to patients not taking medications as prescribed.

“Value-Based Primary Care is an important part of our strategy to assist seniors with their healthcare literacy and to more closely align with our carrier partners to provide the best possible outcomes,” said Tim Danker, Chief Executive Officer. “We’re working with first-class service providers to deliver an ecosystem to our customers that will allow them to have improved outcomes and a simple solution to help improve their prescription medication adherence.”

Population Health (https://populationhealth.com/) will focus on providing awareness and utilization of benefits to address gaps in current healthcare literacy and wellness education for seniors. It will also provide simple solutions for prescription drug management and support with a personalized approach to streamline the process of managing multiple medications for seniors with chronic conditions.

Finally, Population Health will serve as the epicenter for consumers to learn more about Value-Based Primary Care providers to help drive the best health outcomes and experiences for seniors.

“Population Health is another step in our overall approach to optimize healthcare for seniors. We are the center-pivot of consumers’ healthcare experience and want to be able to deliver them the best solutions in the market,” said Bob Grant, President, Senior Division, who spearheaded the launch of Population Health. “It’s important to educate seniors not only on the benefits they receive from their current health plans, but to also help them manage their care with regular check-ins from our Customer Success Agents to help deliver optimum support.”

Launch of SelectQuote Ventures
SelectQuote has formed SelectQuote Ventures, which will strategically evaluate potential partnerships and acquisitions to benefit the Population Health patient ecosystem. SelectQuote Ventures will focus on innovative, market-leading, consumer-oriented healthcare businesses with high growth potential. SelectQuote Ventures is uniquely positioned to accelerate organizational scale through SelectQuote’s ability to invest both operationally and financially.

Acquisition of Express Med Pharmaceuticals – now SelectRx
The first acquisition for SelectQuote Ventures is Express Med Pharmaceuticals, a specialized medication management pharmacy, which is currently called MyMedPak. Express Med, which will be branded as SelectRx, uses a high-touch, technology-driven approach to achieve improved medication adherence and superior customer service. The company has developed an innovative pill pack solution that is customized to the unique needs of each patient, focusing on individual multi-dosages by day and time. SelectQuote will look to scale this business efficiently and effectively as part of the Population Health ecosystem.

Value-Based Primary Care Partnerships
Additionally, as part of the Population Health announcement, the company has partnered with leading Value-Based Primary Care providers, ChenMed, Conviva, Heal, Iora Health and Oak Street Health, to serve as key partners to achieve improved patient outcomes and best-in-class service providers to round out the total patient care approach.

Exclusive Partnership with Lyft
Another common gap for consumers is transportation to and from medical appointments, and while over 50% of SelectQuote Senior’s offerings of Medicare Advantage plans include this benefit, consumers often don’t take advantage of this service. To address this need, Population Health has partnered with Lyft to provide seniors and other Medicare beneficiaries with access to non-emergency medical transportation, where applicable.

“Partnerships and initiatives such as these are a north star in health care – the term ‘population health’ is easy to say and much harder to accomplish but by bringing best-in-class care to consumers, SelectQuote is getting us much closer,” said Dr. Kavita Patel. Dr. Patel, who joined SelectQuote’s Board of Directors in 2020, worked on healthcare reform under President Barack Obama and is a practicing primary care physician, who also serves as a Scholar at the Brookings Institution.

Mr. Danker and Mr. Grant, along with Chief Financial Officer, Raff Sadun, will host a conference call at 10:30 AM ET to present additional details on Population Health.

Conference Call Details:
Date of call: May 3, 2021
Time of call: 10:30 ET
Conference ID: 6035938
To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/6035938. After registering, a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a minimum of 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.
Forward Looking Statement
This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
Our actual results to differ materially from those indicated in these forward-looking statements due to a number of important factors, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic; our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K that, we have filed with the Securities and Exchange Commission, and our subsequent filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
About SelectQuote:
Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans.

Media Contact:
Kelly Hale	Matt Gunter
Communications Manager	Communications and Investment Manager
SelectQuote, Inc.	SelectQuote, Inc.
kelly.hale@selectquote.com	matt.gunter@selectquote.com
C: 913.653.4375	O: 913.286.4931